UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

NIQ Global Intelligence plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NIQ GLOBAL INTELLIGENCE PLC
Ten Earlsfort Terrace
Dublin 2
D02 T380
Ireland

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 21, 2026

This proxy statement supplement, dated May 1, 2026 (the “Supplement”), supplements the definitive proxy statement (which we refer to as the “Proxy Statement”) of NIQ Global Intelligence plc. (the “Company” or “NIQ”) filed with the Securities and Exchange Commission (“SEC”) on April 9, 2026 relating to the 2026 annual general meeting (the “AGM”) of the Company to be held on Thursday, May 21, 2026 at 3:00 p.m. (Irish local time) at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland. This Supplement should be read in conjunction with the Proxy Statement.

The purpose of this Supplement is to update the table set forth under the heading “Proposal 2: Ratification of Selection of Independent Auditor—Independent Auditor Fees and Other Matters.” The table and accompanying text have been updated to reflect revised amounts and descriptions; however, this change did not affect the total aggregate amount reported in this table in the Proxy Statement. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies.

Independent Auditor, Fees and Other Matters
The following table summarizes the fees of Ernst & Young LLP billed to us for the year ended December 31, 2025, the first year in which we operated as an independent public company. All such services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described in the Proxy Statement.

Year ended December 31, 2025
Audit Fees(1)	$8,133,000
Audit-Related Fees(2)	$152,000
Tax Fees(3)	$193,000
All Other Fees	$—
Total	$8,478,000

(1)“Audit Fees” consisted of fees for the audit of our annual consolidated financial statements included in our annual reports on Form 10-K, the review of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, statutory audits and other professional services provided in connection with regulatory filings or engagements including consents issued in connection with registration statement filings.
(2)“Audit-Related Fees” consisted of services for employee benefit plan audits and attestation reports.
(3)“Tax Fees” consists of fees for tax compliance and tax advisory services other than those related to the audit of our annual consolidated financial statements.

The Proxy Statement, together with this Supplement, have been filed with the SEC and are also available for viewing at the website maintained for the annual meeting at www.proxyvote.com. Shareholders may obtain a paper copy of this Supplement free of charge by writing to our Company Secretary at NIQ Global Intelligence plc, 200 West Jackson Boulevard, Chicago, Illinois 60606, Attention: Company Secretary, by calling 1-800-579-1639, or via email at sendmaterial@proxyvote.com.

Shareholders who have already voted, you do not need to take any action unless you wish to change your vote. If you wish to change your vote based on this information, you may do so (i) by filling out the electronic proxy card at www.proxyvote.com, or (ii) by calling the toll-free number for telephone voting that can be found on your proxy card (1-800-579-1639) or (iii) completing, signing and mailing a new proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY, 11717 or (iv) by attending the annual meeting on May 21, 2026 at 3:00 p.m. (Irish local time). To be valid, your vote by Internet, telephone or mail must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2026. Detailed information regarding voting procedures can be found in the Proxy Statement.